SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c)

 of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

☐	Definitive Information Statement

PROGREEN US, INC.

(Name of Registrant as Specified in Charter)

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Preliminary Copy dated September 30, 2016

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended

PROGREEN US, INC.

6443 Inkster Road, Suite 170-D

Bloomfield Hills,

Michigan 48301

Telephone: (248) 805-3652

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our stockholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our stockholders of amendments to our Certificate of Incorporation to decrease the number of shares of common stock that the Company is authorized to issue from 1,500,000,000 shares of common stock, par value $.0001 per share (“Common Stock”), to 950,000,000 shares of Common Stock, par value $.0001 per share. This Information Statement is being furnished to the stockholders of record of our Common Stock, on the record date as determined by our board of directors to be the close of business on _______ , 2016.

Our board of directors approved the amendments to our Certificate of Incorporation to decrease our authorized Common Stock from 1,500,000,000 shares to 950,000,000 shares on August 24, 2016. Our Company also received on August 24, 2016, the written consent from stockholders of our Company who hold a majority of the voting power of the Company’s Common Stock. Upon the expiration of the 20-day period required by Rule 14c-2 and in accordance with the provisions of the General Corporation Law of the State of Delaware, our Company intends to file a Certificate of Amendment to our Certificate of Incorporation to effect the amendment to decrease our authorized Common Stock. The Certificate of Amendment will not be filed until at least 20 days after we file the Definitive Information Statement with the Securities and Exchange Commission and deliver the Definitive Information Statement to our stockholders of record.

The proposed Certificate of Amendment, attached hereto as Exhibit A, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the record date.

Our board of directors has fixed the close of business on _________, 2016, as the record date for determining the holders of our Common Stock who are entitled to receive this Information Statement. As of ___________, 2016, there were _________ shares of our Common Stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about __________ , 2016, to our stockholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since May 1, 2015, being the commencement of our last completed audited financial year; or

2.	any associate or affiliate of any of the foregoing persons.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock and preferred stock as of September 29, 2016 by the following individuals or groups:

●	each person or entity who we know beneficially owns more than 5.0% in the aggregate of each class;
●	each of our named executive officers;
●	each of our directors; and
●	all directors and named executive officers as a group.

The percentage of beneficial ownership in the following table is based upon 348,385,110 shares of common stock outstanding as of September 29, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class Outstanding
Common Stock
	Jan Telander (1) c/o Progreen US, Inc. 6443 Inkster Rd., Birmingham Township, MI 48301(1)	18,037,555	5.18%

	Michael Hylander c/o Progreen US, Inc. 6443 Inkster Rd., Birmingham Township, MI 48301(1)	0	0

	Ulf Telander (2) Calle Sierra Nevada 64C Urb Loma de Marbella Club 29602 Marbella, Spain	85,679,118	24.59%

	All officers and directors as a group	18,037,555	4.64%

Series A Convertible Preferred Stock
	Frederic Telander (3) Floragatan 16 SE 11431 Stockholm, Sweden	100,000	10.34%

	Ulf Telander (2)	767,031	79.32%

	Jan Telander (1)	100,000	10.34%

Series B Convertible Preferred Stock
	American Residential Fastigheter AB
	DRottninggatan 36 SE 411 14 Goteborg, Sweden	8,534,625	100%

(1)

Mr. Jan Telander owns an aggregate of 18,037,555 shares common stock directly, and holds 100,000 shares of Series A Convertible Preferred Stock, convertible on and after January 1, 2017 into 30,303,030 shares of common stock, at a conversion price of $0.0033 per share.  The table above does not reflect conversion of the preferred stock held by Mr. Telander in calculating the percentage of common stock shown as owned by Mr. Telander. As of April 30, 2015, Mr. Telander had divested himself of all equity interests in EIG Venture Capital Ltd. and its affiliates, and resigned from all management and governing body positions with companies in this group.

(2)

Mr. Ulf Telander holds 100,000 shares of Series A Convertible Preferred Stock, which vote as, and are convertible on and after January 1, 2017 into, 30,303,030 shares of common stock, at a conversion price of $0.0033 per share.  Mr. Telander is the owner of 66% of the equity interests in and controls EIG Venture Capital Ltd. (“EIG”). EIG owns 84,804,436 shares of common stock directly and is the sole stockholder of EIG Capital Investments Ltd. and Sofcon, Ltd., which own directly 497,197 and 377,485 shares of the Company's common stock, respectively. EIG’s direct ownership of common stock is included in Mr. Telander’s ownership of common stock as shown in the table. EIG holds 667,031 shares of Series A Convertible Preferred Stock, which vote as, and are convertible on and after January 1, 2017 into, 202,130,606 shares of common stock. The table above does not reflect conversion of the Series A Convertible Preferred Stock in calculating the number of shares of common stock shown as owned by Mr. Telander, individually and beneficially through EIG.

Mr. Telander is the brother of Jan Telander, CEO of the Company.

(3)

Mr. Frederic Telander holds 100,000 shares of Series A Convertible Preferred Stock, which vote as, and are convertible on and after January 1, 2017 into, 30,303,030 shares of common stock, at a conversion price of $0.0033 per share. The table above does not reflect conversion of the preferred stock held by Frederic Telander in calculating the percentage of common stock shown as owned by him.

AMENDMENT TO OUR COMPANY'S CERTIFCATE OF INCORPORATION

Decrease in Authorized Common Stock

As of the record date, there were ________________shares of Common Stock issued and outstanding, in the capital of our Company. Each share of our company’s Common Stock is entitled to one vote.

The board of directors of the Company on August 24, 2016, adopted a resolution approving and recommending to the Company's stockholders for their approval an amendment to the Company's Certificate of Incorporation to provide for a decrease of the number of shares of Common Stock that the Company is authorized to issue from 1,500,000,000 to 950,000,000.

The board of directors recommends the proposed decrease in the authorized number of shares of Common Stock since the Company’s estimate that there is a sufficient number of authorized and unissued shares is available (i) to provide for conversion shares for our convertible preferred stock and convertible debt outstanding at the date of this Information Statement; (ii) to raise additional capital for the operations of the Company; and (iii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company. Holders of the Company’s Common Stock do not have preemptive rights.

As of September 29, 2016, with 1,500,000,000 shares of Common Stock authorized, we had 348,385,110 shares of Common Stock issued and outstanding. The Company has reserved 100,000,000 shares of Common Stock for possible issuance pursuant to the Registration Statement we filed on August 31, 2016 for an equity line financing; 293,039,696 shares of Common Stock for issuance upon conversion of the outstanding shares of Series A Convertible Preferred Stock; 766,667 shares of Common Stock for issuance upon conversion of an outstanding convertible note; 4,000,000 shares for exercise of an outstanding warrant; and 4,800,000 shares for management and employee options currently outstanding. The Series B Preferred stock is convertible on and after March 8, 2017, at the option of the holder into shares of Common Stock at a conversion price per share of the weighted average closing prices of the Common Stock for the 20 trading days immediately prior to that date. At this time we have not reserved any defined number of shares for conversion of shares of the Series B Preferred Stock, since it is not first convertible until March 8, 2016, and in addition, the holders of the Series B Preferred Stock have the option to notify the Company within the period commencing February 1, 2017 and ending February 15, 2017, of their election to redeem their shares of Series B Preferred Stock at the Stated Value thereof.

Therefore, as of September 29, 2016, we would have approximately 299,000,000 shares available for other corporate purposes if we reduced our number of authorized shares of Common Stock to 950,000,000. The price of our Common Stock in the over-the-counter market on September 28, 2016, closed at $0.20. There are currently no set plans or arrangements relating to the possible issuance of any additional shares of Common Stock except for the issuance of shares under the terms of Series A and Series B Preferred Stock, the equity line financing, and the outstanding convertible note, warrant and management options. We are not party to any agreements or understandings regarding any acquisitions, nor are any acquisitions under negotiation.

STOCKHOLDER APPROVAL OF PROPOSED AMENDMENT

Section 228 of the Delaware General Corporation Law permits stockholder action by written consent, without a meeting, prior notice or a vote, by the stockholders holding not less than the minimum number of votes required to authorize the action. On August 24, 2016 our Company obtained stockholder approval by written consent for the amendment to decrease the number of shares of our Common Stock that we are authorized to issue from 1,500,000,000 shares to 950,000,000 shares, from the following three stockholders: Jan Telander, who holds 18,037,555 shares of Common Stock and 100,000 shares of Series A Preferred Stock (the Series A Preferred Stock is convertible on and after January 1, 2017) with voting rights of 30,303,030 shares of common stock; from Ulf Telander, holding 100,000 shares of Series A Preferred Stock with voting rights of 30,303,030 shares of common stock; and EIG Venture Capital, Ltd., which holds 85,679,118 shares of Common Stock and 667,031 shares of Series A Preferred Stock with voting rights of 202,130,606 shares of common stock. Accordingly, holders holding 103,716,673 shares of Common Stock, and shares of Series A Preferred Stock with voting rights of 262,736,666 shares of Common Stock, representing in total 59.96% of the outstanding common stock voting power, authorized the Amendment, conversion shares of the voting holder of Series A Preferred Stock being counted as outstanding for computing the percentage of the vote attributable to the holders of the Series A Preferred Stock consenting to the corporate action. American Residential Fastigheter AB, the holder of all of the outstanding 8,534,625 shares of Series B Preferred Stock, has consented for the class of Series B Preferred Stock to the approval of the amendment to decrease our number of authorized shares of Common Stock.

The amendment authorizing the decrease in our Common Stock will not become effective until (i) at least 20 days after we deliver the Information Statement to our stockholders of record, (ii) we file the Information Statement with the Securities and Exchange Commission and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Delaware.

DISSENTERS’ RIGHTS

Pursuant to the General Corporation Law of the State of Delaware, stockholders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the authorization of the decrease in our authorized Common Stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-K and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Progreen US, Inc. has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

October__ , 2016

PROGREEN US, INC.

By:	/s/ Jan Telander
Jan Telander
President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PROGREEN US, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Progreen US, Inc. (the “corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That the Board of Directors of the corporation on August , 2016, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

RESOLVED, that the Board of Directors declares advisable, and recommends to the stockholders for adoption, the following amended Article FOURTH to replace, in its entirety, the Article FOURTH of the corporation’s Certificate of Incorporation:

“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Nine Hundred Fifty Million (960,000,000,000), of which Nine Hundred Fifty Million (950,000,000,000) are Common Stock, par value $0.0001 per share (“Common Stock”), and Ten Million (10,000,000) are Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

The terms and provisions of the Common Stock and Preferred Stock are as follows:

A. COMMON STOCK

Section 1

Voting Rights

The holders of shares of Common Stock shall be entitled to one vote for each share held with respect to all matters voted on by the stockholders of the Corporation.

Section 2

Liquidation Rights

Subject to the prior and superior right of the Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed. Such funds to be paid to the holders of Common Stock shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

Section 3

Dividends

Dividends may be paid on the Common Stock as and when declared by the Board of Directors.

B. PREFERRED STOCK

Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation, number of shares, or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.”

SECOND: That said amendments were duly adopted in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President this ____ day of ______, 2016.

Progreen US, Inc.

By:
President